UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

6564 Smoke Tree Lane, Scottsdale Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581

(Registrant’s telephone number, including area code)

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement

On February 29, 2012, EGPI Firecreek, Inc., (the “Registrant” or “Company”) through its wholly owned subsidiary Energy Producers, Inc. (“FIRECREEK”, “Assignor”, “Rights Holder”, “Option Holder”), entered into a Linear Short Form Agreement (the “AGREEMENT”), by and between the Registrant and i) Success Oil Co., Inc. located at 8306 Wilshire Blvd. #566 Beverly Hills, Ca. 90211, (“Success” or “Operator”) and ii) CUBO Energy, PLC and or its assignee, a public limited corporation organized under the laws of Great Britain with its principal place of business located at Thames House, Portsmouth Road Esher Surrey, KT10 9AD United Kingdom (“CUBO”, “Assignee”, or “Participant”), whereas (Firecreek, SUCCESS, and CUBO are collectively referred to therein the Agreement as the “PARTIES”).

The material terms of the Linear Short Form Agreement include:

1. The linear short form Agreement is agreed to be developed into the final long form agreement (“LFA”) to be completed and signed off by the parties by no later than March 15, 2012.

2. The general purchase price, effective date, and legal description of the North 40 interests of the TLE, and one additional wellbore (the “North 40 Interests”) subject to the formal LFA, to be assigned are as follows:

3. Purchase Price: $1.15 million in CUBO STOCK reduced by $450,000 liabilities to be assumed by CUBO and secured by its interests in the North 40 Interests.

4. Effective Date: March 1, 2012 unless otherwise mutually agreed in writing by the parties.

Legal Description subject to the long form LFA and final legal inspection for Assignment and Bill of Sale for the North 40 Interests:

Well No.	API No.
Tubb Well #18-1	API 42-475-34136-0000
Crawar Well No.#1	API 42-475-33523
Crawar Well No.#2	API 42-475-33611

5. The Company shall sell its right, title and interest in and to the well(s) located on, and at all depths from surface to at least 8500’ feet (in the North forty (40) acres only), and the leasehold estate of, the J. B. Tubb lease, to be described on an Exhibit "A" to be attached to the LFA, Ward County, Texas (the “Tubb Lease”), consisting of no less than a 37.5% working interest with a 28.125% net revenue interest, along with all lease equipment, tanks and all other equipment, appurtenances, fixtures and property of every kind and character, movable or immovable, now and in the future used in connection with operating the well(s): ALL of Assignor's right's and obligations existing under all contracts and LOIs, including but not limited to, operating LOIs, unitization LOIs, pooling LOIs, declarations of pooling or unitization, farmout LOIs, assignments, tax partnerships, disposal LOIs, injection  LOIs,  gas sales contracts, gas processing contracts, and Paragraph 5 of that certain Assignment of April 9, 1992 from Amoco Production Company to Desert States Energy, Inc. Assignee has the  duty  to plug abandoned wells on said lease when required by law. A copy of all LOIs described herein have been previously delivered by the Assignor to the Assignee; and, Thirty Seven and One Half (37.5%) of One-Hundred percent (100%) TO HAVE AND TO HOLD unto CUBO Energy, PLC, its successors and assigns forever, all of Assignor’s rights, title, and interest in the (37.5%) working interest (28.125% net royalty interest) herein conveyed in the Highland Production Company (Crawar) #2 well-bore only; with depth of ownership 4700’ to 4900’ ft. in well-bore, and; The Highland Production Company (Crawar) #2 well-bore, API No. 42-475-33611, located on the J.B. Tubb Lease in W ½ of the NW ¼ of Sec. 18, Block B-20, Public School Lands, Ward County, Texas at 1787 FNL and 853 FWL being on the South Forty (40) acres of the J. B. Tubb Lease, Ward County, Texas. TO HAVE AND TO HOLD unto CUBO Energy, PLC, its successors and assigns forever, all of Assignor’s  right, title, and interest in the Thirty-Seven and One Half percent (37.5%) working interest herein conveyed in the above described well-bore and;

6. The purchase price paid for the North 40 acres and interests described above this section of theTubb Lease shall be reduced by the assumption of assumed liabilities agreed in the formal LFA and Assignment and Bill of Sale, and that were incurred prior to the proposed effective date.

7. ALL of Assignor’s rights, title and interest of every kind, and subject to agreed existing Liens, in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest in the North 40 of the J.B. Tubb Leasehold Estate (all of the above being herein called (the “Property”), to have and to hold unto Assignee, its successors and assigns forever.

8. The general purchase price, participation interest and terms, effective date, and legal description of the South 40 interests of the TLE, (the “South 40 Interests”) to be developed, subject to the formal LFA, to be assigned subject to terms are as follows:

(i) CUBO agrees to provide $1.575 million on a best efforts basis for Capital Expenditures (CAPEX) development fund for drilling an Ellenburger Well on the South 40 acreage to 8,300’ foot depth on a turnkey basis with Success as Operator and Co-Owner, through completion of the well to the tanks. CUBO will receive 37.5 Working Interests and corresponding 28.125% Net Revenue Interests. CUBO to grant Success Oil and Firecreek a carried interest in this well, with Success having a third for quarter interest otherwise described as a 25% Working Interest (WI) and corresponding 18.75% Net Revenue Interest (NRI), and Firecreek a 37.5% Working Interest with corresponding 28.125% Net Revenue Interest. CAPEX timing, 90 days.

(ii) CUBO additionally agrees to provide approximately 2.5 to 3.0 million the next two wells on a best efforts basis to be drilled on the South 40 acreage of the J.B. Tubb Leasehold Estate on the following basis: Success will have a carried interest for these next two wells (the second and third well drilled on the South 40 acreage) on the same basis as the Ellenburger or 25% WI and corresponding 18.75% NRI. Success will complete two wells to be determined by the parties on a Turn Key basis completed to the tanks. Success must participate after the third well going forward according to their interests after their carried interest shall end. Firecreek will borrow their share of the finance from CUBO who will provide 100% of the costs for the first of the next two wells (second well drilled). Firecreek will retain 75% WI with corresponding 56.25% NRI and pay back to CUBO its share of the Turn Key development out of 50% of its revenue until paid. Additionally, at payout by Firecreek shall grant to CUBO a 37.5% back in Working Interest and corresponding 28.125% Net Revenue Interest in the well. On the third well drilled and then every well determined to be drilled going forward by the parties, CUBO and Firecreek will equally share 100% of the costs as Firecreek then must participate and will be responsible to pay for its share of up to 37.5% WI and corresponding (up to) 28.125% NRI. For development selection re the two additional wells, the following formations are available for consideration in the South 40 acreage. Glorietta, Upper Clearfork, Tubbs, Lower Clearfork, Witchita Albany, Wolfcamp, Detrital Zone, Waddell.

(iii) ALL of Assignor’s rights, title and interest of every kind, shall be free and clear of all existing liens, in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest in the South 40 of the J.B. Tubb Leasehold Estate (all of the above being herein called (the “Property”), to have and to hold unto Assignee, its successors and assigns forever.

A copy of the Linear Short Form Agreement is attached hereto as Exhibit 10.1.

Item 2.01.   Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Linear Short Form Agreement Between the Company’s EPI unit and CUBO Energy, Plc., and Success Oil Co,. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012

EGPI FIRECREEK, INC.

By	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer